UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2020 (June 23, 2020)

SCOUTCAM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-188920	847-4257143
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A, Industrial Park

P.O. Box 3030, Omer, Israel 8496500

(Address of principal executive offices) (Zip Code)

Tel: +972 73 370-4691

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sale of Equity Securities

On June 23, 2020, ScoutCam Inc. (the “Company”) entered into and consummated a Side Letter Agreement with Medigus Ltd. (“Medigus”), whereby the parties agreed to convert, at a conversion price of $0.484, an outstanding line of credit previously extended by Medigus to the Company, which as of the date hereof is $381,136, into (a) 787,471 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) warrants to purchase 393,736 shares of Common Stock with an exercise price of $0.595, and (c) warrants to purchase 787,471 shares of Common Stock with an exercise price of $0.893.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Side Letter Agreement, by and between ScoutCam Inc. and Medigus Ltd., dated June 23, 2020
10.2	Form of Warrant A by and between ScoutCam Inc. and Medigus Ltd.
10.3	Form of Warrant B by and between ScoutCam Inc. and Medigus Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOUTCAM INC.

	By:	/s/ Tanya Yosef
	Name:	Tanya Yosef
	Title:	Chief Financial Officer

Date: June 24, 2020